BALLANTYNE STRONG, INC.

STOCK OPTION AGREEMENT

THIS AGREEMENT is made and entered into effective as of the 22nd day of November, 2015 (the “Grant Date”), by and between BALLANTYNE STRONG, INC., a Delaware corporation (the “Company”), and STEPHEN L. SCHILLING (“Grantee”).

RECITALS:

This Agreement is made with reference to the following facts and objectives:

A. Grantee is a key employee of Convergent Media Systems Corporation, a wholly-owned subsidiary of the Company, and as set forth in his employment agreement, the Company has agreed to grant Grantee an option to purchase 30,000 shares of the Company’s Common Stock (“Shares”) as a signing bonus.

B. This award and this Agreement have been approved by the Compensation Committee of the Company (the “Committee”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and representations herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Inducement Grant. This Agreement is made to evidence an inducement grant pursuant to Grantee’s employment agreement.

2. Award. The Company hereby grants to Grantee on the Grant Date an Award of Non-Qualified Stock Options (the “Options”) to purchase, on the terms and conditions set forth herein, to the extent exercisable, all or any part of an aggregate of 30,000 Shares at a price of Four Dollars and Thirty-Three Cents ($4.33) per Share (the “Exercise Price”), which is the Fair Market Value of a Share on the Grant Date. THIS AWARD IS CONDITIONED ON GRANTEE SIGNING THIS AGREEMENT AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THIS AGREEMENT.

3. Vesting.

(a) Generally. The Options are immediately vested in full on the Grant Date. The Options may be exercised only to the extent they are exercisable, and during Grantee’s lifetime, only by Grantee. In no event may the Options be exercised, in whole or in part, after November 22, 2025 (the “Expiration Date”).

(b) Terminations.

(i) Termination Other Than For Cause. Upon a termination of Grantee’s employment, Grantee may exercise the vested Options within the earlier of thirty (30) days after such termination or the Expiration Date.

(ii) Termination For Cause. Upon a termination of Grantee’s employment for Cause, all unexercised Options shall be immediately forfeited.

(iii) Any amount of the Award forfeited under this Section 3 shall be cancelled and shall terminate.

(c) Definition of Cause. For purposes of this Agreement, “Cause” shall mean:

(i) Grantee acted dishonestly or incompetently or engaged in willful misconduct in performance of his duties;

(ii) Grantee breached fiduciary duties owed to the Company;

(iii) Grantee intentionally failed to perform reasonably assigned duties; and/or

(iv) Grantee willfully violated any law, rule or regulations, or court order (other than minor traffic violations or similar offenses), or otherwise committed any act which would have a material adverse impact on the business of the Company.

4. Exercise of Option. To the extent vested and exercisable, the Option may be exercised by delivery to the Company of a written exercise notice stating the number of Shares to be purchased pursuant to the Option accompanied by payment of the Exercise Price multiplied by the number of Shares to be purchased and the payment or provision for any applicable employment or other taxes or withholding for taxes thereon. Fractional share interests shall be disregarded. No fewer than 100 Shares may be purchased at one time, unless the number purchased is the total number of Options at the time exercisable.

5. Method of Payment of Option. Payment of the Exercise Price shall be payable to the Company in full in cash or either:

(a) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of the exercise equal to the Exercise Price prior to their tender to satisfy the Exercise Price if acquired under any compensation plan maintained by the Company or having been purchased on the open market.

(b) by a cashless exercise (broker-assisted exercise) through a “same-day sale” commitment.

(c) by a combination of (a) and (b); or

(d) by any other method approved or accepted by the Committee.

6. Associated Stock Rights. Neither Grantee nor any other person entitled to exercise the Options shall have any of the rights or privileges of a stockholder of the Company as to any Shares subject to the Options until the issuance and delivery to him or such other person of a certificate (or book entry in lieu thereof) evidencing the Shares registered in his or such other person’s name. No adjustments will be made for dividends or any other rights to the stockholder as to which the record date is prior to such date of delivery.

7. Non-Transferability of Options. The Options and any other rights of Grantee under this Agreement are non-transferable by Grantee other than by will or under the laws descent and distribution. Any attempted assignment of the Options in violation of this Section shall be null and void. Under the discretion of the Committee, any attempt to transfer the Options other than under the terms of this Agreement, may result in the termination of the Options.

8. Miscellaneous Provisions.

(a) Withholding Taxes. The Company shall be entitled to (i) withhold and deduct from Grantee’s future wages (or from other amounts that may be due and owing to Grantee from the Company), or make other arrangement for the collection of, all legally required amounts necessary to satisfy the minimum statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) attributable to the Option Award; or (ii) require Grantee promptly to remit the amount of such withholding to the Company. Unless the Committee provides otherwise, the minimum statutory withholding obligations may be satisfied by withholding Shares to be received or by delivery to the Company of previously-owned Shares. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate for such Shares.

(b) No Retention Rights. Nothing in this Agreement shall confer upon Grantee any right to continue in the employment or service of the Company, or any subsidiary of the Company, for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without cause.

(c) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to Grantee at the address that he has most recently provided to the Company.

(d) Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which related to the subject matter hereof. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

(e) Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The Company and Grantee stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Douglas County, Nebraska, and waive each such party’s right to object to a Nebraska court’s jurisdiction and venue. Grantee and the Company hereby waive their right to a jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.

(f) Successors.

(i) This Agreement is personal to Grantee and shall not be assignable by Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by Grantee’s legal representatives.

(ii) This Agreement shall inure to the benefit of and be binding upon the Company and its Affiliates and the successors thereof.

(g) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(h) Headings; Interpretation. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meanings of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

(i) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

BALLANTYNE STRONG, INC.

By:	/s/ Nathan D. Legband
Name:	Nathan D. Legband
Title:	SVP and CFO

/s/ Stephen L. Schilling
Stephen L. Schilling, Grantee